UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, KS	67207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 316. 612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A, Common Stock, par value $0.01 per share	EQBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry Into a Material Definitive Agreement

In connection with the completion of Equity Bancshares, Inc.’s (the “Company”) previously reported merger (the “Merger”) with NBC Corp. of Oklahoma (“NBC”), pursuant to the Agreement and Plan of Reorganization, dated April 2, 2025 (the “Agreement”), by and among the Company, Red River Merger Sub, Inc., and NBC, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and each of the former shareholders of NBC. Under the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the sale or distribution by such shareholders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 (the “Securities Act”) of the shares issued as merger consideration to such shareholders, and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof.

The foregoing description of the Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Registration Rights Agreement in the forms filed as Exhibit 2.1 and Exhibit 10.1, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the terms of the Agreement, the Company issued 1,729,783 shares of its Class A common stock to the former shareholders of NBC in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and the rules promulgated thereunder.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Merger, C. Kendric Fergeson, the former Chairman and Chief Executive Officer of NBC, was appointed to the board of directors of the Company and the board of directors of Equity Bank effective July 3, 2025, in accordance with the terms of the Agreement.

Mr. Fergeson will participate in the Company’s standard compensation arrangements for non-employee directors as described in the Company’s definitive proxy statement relating to its 2025 Annual Meeting of Stockholders filed with the SEC on March 13, 2025. Mr. Fergeson will join the Company’s Risk Committee. Other than pursuant to the Agreement, there is no other arrangements or understandings between Mr. Fergeson and any other person pursuant to which he was selected as a director of the Company. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Fergeson that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated April 2, 2025, by and among Equity Bancshares, Inc., Red River Merger Sub, Inc., and NBC Corp. of Oklahoma (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2025).*

10.1	Registration Rights Agreement, dated July 2, 2025, by and among Equity Bancshares, Inc., and each of the shareholders of NBC Corp. of Oklahoma.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY BANCSHARES, INC.

DATE: July 8, 2025	By:	/s/ Brad S. Elliott
Brad S. Elliott
Chief Executive Officer